UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2006, Edgewood Services, Inc., an indirect, wholly owned subsidiary of Federated Investors, Inc. (Federated), signed a definitive agreement to sell its TrustConnect® mutual fund processing business (the Business) to Matrix Settlement and Clearance Services, LLC (MSCS), one of the leading providers of mutual fund clearing and settlement processing for banks, trust companies and 401(k) providers. The transaction, which is subject to customary closing conditions including approval by the National Association of Securities Dealers, Inc., is expected to close in a series of closings over the first and second quarters of 2006. In exchange for the Business, Federated will be entitled to receive upfront cash consideration ranging between $7.0 million and $8.6 million due on a pro-rata basis over the series of closings, as well as contingent consideration due approximately 2 1/2 years after the initial closing date. The contingent consideration will be calculated as a percentage of net revenue above a specific threshold directly attributed to the Business. Both Federated and MSCS have made customary representations, warranties and covenants in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated: February 15, 2006	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer